                                                      Registration No.

    As filed with the Securities and Exchange Commission on April 24, 1998

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8
            Registration Statement Under The Securities Act of 1933

                               ----------------

                       AMERICAN TECHNICAL CERAMICS CORP.
                       ---------------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                                     11-2113382
            --------                                     ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               Kathleen M. Kelly
                       American Technical Ceramics Corp.
                                17 Stepar Place
                         Huntington Station, NY 11746
                                (516) 547-5700
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                   executive offices and agent for service)

           AMERICAN TECHNICAL CERAMICS CORP. 1997 STOCK OPTION PLAN
           --------------------------------------------------------
                           (Full title of the Plan)

                                   Copy to:
                         Stephen J. Gulotta, Jr., Esq.
                 Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                               551 Fifth Avenue
                           New York, New York 10176
                                (212) 661-6500


                                             CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                                              Proposed
                                      Amount          Proposed Maximum         Maximum          Amount of
    Title of Securities               To Be          Offering Price Per       Aggregate        Registration
     To Be Registered             Registered(1)             Share           Offering Price          Fee
-----------------------------------------------------------------------------------------------------------
  Common Stock, par value       145,000 shares(2)         $11.94(4)            $1,731,300         $519.39
      $0.01 per share
-----------------------------------------------------------------------------------------------------------
Common Stock, par value          2,000 shares(3)          $11.25(5)               $22,500           $6.75
$0.01 per share
-----------------------------------------------------------------------------------------------------------
Common Stock, par value         253,000 shares(3)         $8.25(5)             $2,087,250         $626.18
$0.01 per share
===========================================================================================================
Total                             400,000 shares             --                $3,841,050       $1,152.32
===========================================================================================================


(1) Plus such indeterminate number of shares pursuant to Rule 416 under the Securities Act of 1933, as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Represents shares of Common Stock that may be issued on the date hereof under the Plan pursuant to options which may be granted under the American Technical Ceramics Corp. 1997 Stock Option Plan (the "Plan").

(3) Represents shares of Common Stock that may be issued on the date hereof pursuant to options which have been granted under the Plan.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Represents the average of the high and low sales prices for the Common Stock, as reported on the American Stock Exchange on April 20, 1998.

(5) Based upon the actual prices at which the shares subject to options currently outstanding under the Plan are exercisable.

                               EXPLANATORY NOTE

         This Registration Statement includes a Prospectus, prepared in accordance with the requirements of Form S-3, which, pursuant to General Instruction C of Form S-8, may be delivered in connection with the offer and sale by certain officers and directors of the Company who may be deemed to be "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act of 1933, of securities registered hereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing information specified by Part I of this Registration Statement on Form S-8 (the "Registration Statement") has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                       AMERICAN TECHNICAL CERAMICS CORP.

                      ------------------------------------

                 UP TO 400,000 SHARES OF COMMON STOCK UNDER THE
                       AMERICAN TECHNICAL CERAMICS CORP.
                             1997 STOCK OPTION PLAN

         This Prospectus relates to (i) offers and sales of shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of American Technical Ceramics Corp., a Delaware corporation (the "Company"), that have been or will be acquired by certain officers and directors (the "Management Selling Security Holders") who may be deemed to be "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), upon exercise of options (the "Options") granted pursuant to the American Technical Ceramics Corp. 1997 Stock Option Plan (the "Plan"), and (ii) reoffers and resales by certain participants (the "Plan Selling Security Holders," and together with the Management Selling Security Holders (the "Selling Security Holders") in the Plan of shares of Common Stock, which shares are "restricted securities" as defined in Rule 144 under the Securities Act, issued upon the exercise of Options granted pursuant to the Plan. See "Selling Security Holders."

         The Common Stock is quoted on the American Stock Exchange ("AMEX") under the symbol "AMK." The closing sales price for the Common Stock on April 20, 1998 was $11 7/8.

         Shares covered by this Prospectus may be offered and sold from time to time directly by the Selling Security Holders or through brokers on the American Stock Exchange or otherwise at the prices prevailing at the time of such sales. No specified brokers or dealers have been designated by the Selling Security Holders, and no agreement has been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Prospectus. The net proceeds to the Selling Security Holders will be the proceeds received by them upon such sales, less brokerage commissions, if any. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any of the proceeds from sales by any of the Selling Security Holders. The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See "Plan of Distribution."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

                 The date of this Prospectus is April 24, 1998

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act with respect to the offering and sale from time to time of the Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed or incorporated by reference as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. Additionally, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Copies of such materials may be inspected without charge at the offices of the Commission, and copies of all or any part thereof may be obtained from the Commission's public reference facilities at 450 Fifth Street, N.W., Washington D.C. 20549, or at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. The Registration Statement has been filed electronically with the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. In addition, the Common Stock is quoted on the American Stock Exchange. Reports, proxy statements and other information concerning the Company may be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006-1881.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporated herein by reference and made a part of this Prospectus are the following: (1) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; (2) the Company's Quarterly Report on Form 10-Q for each of the quarters ended September 30, 1997 and December 31, 1997; and (3) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form 8-A filed with the Commission (which is, in turn, incorporated by reference to the description of the Common Stock contained in the Company's Registration Statement on Form S-18 (File No. 96925-NY)). All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein (not including exhibits to the information that is incorporated by reference herein). Requests for such information should be directed to: American Technical Ceramics Corp., 17 Stepar Place, Huntington Station, NY 11746; Attention: Secretary. The Company's telephone number is: (516) 547-5700.

                                  THE COMPANY

         The following summary is qualified in its entirety by reference to the more detailed information and the financial statements and the related notes appearing elsewhere in the Prospectus or incorporated herein by reference. Each prospective investor is urged to read this Prospectus in its entirety. Investment in the securities offered hereby involves certain risks. See "Risk Factors."

         American Technical Ceramics Corp. (the "Company") designs, develops, manufactures and markets RF/Microwave/Millimeter-Wave ceramic and porcelain capacitors and thin film products. The Registrant believes that it is a leading manufacturer of multilayer capacitors ("MLCs") for ultra-high frequency ("UHF") and microwave applications.

         The Company's MLCs are generally designed for critical performance applications, and are characterized by a high degree of reliability, low power dissipation and ruggedness. The Company's products are used in commercial and military applications, including satellite communications, Personal Communications Systems (PCS) and other wireless communications systems, medical imaging (i.e., magnetic resonance imaging), radio frequency power sources for semiconductor manufacturing, numerous aerospace systems, including radar and electronic warfare, and certain high-speed digital processing equipment.

         The Company has historically pursued the high-performance MLC market which has commanded high unit selling prices. The MLCs required for these applications constitute a small part of the circuit cost and, because performance requirements are stringent and the cost of component failure high, customers have been willing to pay the higher prices associated with higher performance products. In recent years, the Company has accelerated the mechanization of its manufacturing processes to produce certain of its existing MLCs at lower cost for the medium-priced communications market to supplement the range of applications met by its product offerings.

         The Company has diversified its product line in recent years through the development of product based on thin film technologies. These additional products enable the Company to offer custom metalization and patterned substrates for a broad range of hybrid circuit requirements. Typical applications include, among others, microwave attenuators, filters, resistors, amplifiers and capacitors.

                                  RISK FACTORS

         In evaluating an investment in the Common Stock being offered hereby, investors should consider carefully, among other things, the following risk factors, as well as the other information contained in this Prospectus.

Sales to OEMs and the U.S. Military

         The Company's products are used in the production of a variety of highly complex electronic products manufactured by original equipment manufacturers ("OEMs") for the military and for commercial use. Accordingly, demand for the Company's products is highly dependent upon demand for the products in which they are used. A reduction in demand for the electronic products in which the Company's products are used could have a material adverse effect on the Company's business.

         In addition, the Company sells a significant amount of hi-rel products for end use by the U.S. military. Such sales require the Company to be qualified with the Defense Logistics Agency of the U.S. Department of Defense. There can be no assurance that the Company will be able to maintain such qualification and failure to do so would have a material adverse effect on the Company's sales to the U.S. military. Sales to the U.S. military are also subject to various risks, including, without limitation, unpredictable reductions in the funds available to purchase products and contract termination for the convenience of the government.

Absence of Long-Term Contracts with Customers

         The Company generally does not have long-term or exclusive contracts with its customers or suppliers. Sales to customers are generally made pursuant to purchase orders. While the Company is not materially dependent upon sales to any single customer, the loss of, or a significant change in, the relationship between the Company and its key customers could have a material adverse effect on the Company's business.

Risks Associated with Technological Change

         The technology upon which the Company's products are based is subject to continuous development of materials and processes. The Company's business is in large part contingent upon the continuous refinement of its technological and engineering expertise and the development of new or enhanced products and technologies to meet the rapidly developing demands of new applications and increased competition. There can be no assurance that the Company will continue to be successful in its efforts to develop new or refine existing products or that it will otherwise be able to timely identify and respond to technological improvements made by its competitors. Significant technological breakthroughs by others could have a material adverse effect on the Company's business.

Availability of Certain Raw Materials

         Although the Company generally uses readily obtainable raw materials and supplies in the manufacture of its products, palladium, a precious metal used in the production of the Company's capacitors, is currently available from a limited number of metal dealers who obtain palladium from Russia or the Republic of South Africa. The availability and cost of palladium has historically been, and may continue to be, subject to changes in government policies, tariffs, import restrictions and other factor's beyond the Company's control. An interruption or reduction of exports of palladium by Russia or the Republic of South Africa could have a material adverse effect on the Company's business.

Risks Associated with International Sales

         Sales to customers located outside of the United States constituted 32%, 33% and 36% of the Company's net sales during the fiscal years ended June 30, 1997, 1996 and 1995, respectively. The Company anticipates that international sales will continue to constitute a substantial portion of is total sales. These sales expose the Company to certain risks, including, without limitation, barriers to trade, fluctuations in foreign currency exchange rates (which may make the Company's products less price competitive), political and economic instability, changes in monetary policy, tariff regulations and other U.S. and foreign laws and regulations that may apply to the export of the Company's products, as well as the generally greater difficulties of doing business abroad.

Fluctuations in Quarterly Results

         The Company offers a broad array of products to its customers. Gross margins can vary significantly from product to product and across product lines. Accordingly, a change in the mix of products sold by the Company during a particular period could lead to distinctly different financial results for that period as compared to other periods. In addition, certain raw materials used by the Company may fluctuate in price, and to the extent that the Company is unable to pass on increases in the costs of such materials to its customers, such increases could have a material adverse effect on the gross profit margins on products incorporating such raw materials. The Company's revenues and gross margins may also vary from quarter to quarter as a result of a variety of factors, including, without limitation, the timing of customer orders and competitive pricing pressures.

Changes in Processes and Production Capacities

         The Company from time to time makes modifications to its manufacturing processes as a result of technological improvements it has developed or the requirements of new products or refinements to existing products. The Company may also increase its production capacity from time to time in order to meet actual or projected increases in demand for its products. These changes and increases may result in lower production yields while the modified or new production lines are adjusted for optimum efficiency. These circumstances could lead to further fluctuations in quarterly results.

Competition

         Competition in the MLC industry is intense and, in general, is based primarily on price. In the hi-rel and UHF/Microwave market segments, where price has historically been less important, competition has been based primarily on high performance product specifications, achieving consistent product reliability, fast deliveries and high levels of customer service. The Company competes with a number of larger MLC manufacturers who have broader product lines and greater financial, marketing and technical resources than the Company. Potential growth of some commercial market applications may in the future increase the competitive importance of price. There can be no assurance that the Company will be able to improve the productivity and efficiency of its manufacturing processes in order to respond to pricing pressures and the failure to do so could have a material adverse effect on the Company's business.

Uncertainties Regarding Intellectual Property

         Although the Company has manufacturing and design patents and pending patent applications, and although the Company will continue to seek the supplemental protection afforded by patents, the Company generally considers protection of its products, processes and materials to be more dependent upon proprietary knowledge and on rapid assimilation of innovations than on patent protection. The Company's porcelain and ceramic formulations are considered trade secrets which are protected by internal non-disclosure safeguards and employee confidentiality agreements. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to deter misappropriation, or that an independent third party will not develop functionally equivalent technology.

         While the Company believes its present products and technology do not infringe the patents or intellectual property rights of others and is not aware of any threatened patent or intellectual property infringement claims against it, there can be no assurance that such claims will not be asserted against the Company in the future. Any such claims in the future could result in the Company being required to enter into royalty arrangements, cease manufacturing the infringing products or utilizing infringing technologies, pay damages or defend litigation, any of which could have a material adverse effect on the Company's business.

Impact of Environmental Regulation

         The Company is subject to the requirements of federal, state and local environmental and occupational health and safety laws and regulations. The Company has made and will continue to make capital and other expenditures to comply with environmental requirements. There can be no assurance that the Company will always be in complete compliance with all such requirements.

         The Company does produce limited quantities of hazardous wastes in the production of its capacitors. Accordingly, if a release of hazardous substances occurs on or from the Company's properties or from any of its disposal locations, or if contamination is discovered at any of the Company's properties, the Company may be held liable, and the amount of such liability and remediation costs could have a material adverse effect on the Company's business.

Dependence on Key Personnel

         The success of the Company is largely dependent on the continued efforts and abilities of Victor Insetta, the Company's President and Chief Executive Officer. The Company has an employment agreement with Mr. Insetta and maintains key-person life insurance in the amount of $4,000,000. The loss of the services of Mr. Insetta could have a material adverse effect on the Company.

Control by Principal Stockholder

         As of the date hereof, Victor Insetta, the Company's President and Chief Executive Officer, owns 2,300,061 shares of Common Stock which represents approximately 58.9% of the Company's outstanding Common Stock. As a result of such ownership and control, Mr. Insetta has the ability to control the election of directors of the Company and the outcome of all issues submitted to a vote of the stockholders of the Company.

Lack of Dividends

         The Company has not paid any dividends on the Common Stock and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings in the development and expansion of its business.

                                USE OF PROCEEDS

         The Company is unable to predict the time, if ever, when the Options will be granted and exercised and, therefore, is unable to estimate the net proceeds from the exercise of the Options. Moreover, the Plan permits certain methods of exercising Options which would not result in the Company receiving any cash proceeds. It is expected that the net proceeds from the sale of the Shares to the Selling Security Holders upon exercise of the Options, if any, will be used by the Company for general corporate purposes. The Company will not receive any proceeds from the subsequent sale of the Shares by the Selling Security Holders.

                            SELLING SECURITY HOLDERS

         As the names and amounts of securities to be sold by Selling Security Holders become known, the following information will be included in a prospectus supplement: the name and position(s) over the last three years with the Company of each Selling Security Holder; the number of shares of Common Stock owned by each Selling Security Holder; the number of shares of Common Stock available to be acquired by each Selling Security Holder pursuant to the Plan and being registered for resale by the Selling Security Holders; and the number of shares of Common Stock and the percentage, if 1% or more, of the total number of shares of Common Stock outstanding to be beneficially owned by each Selling Security Holder following this offering.

                          DESCRIPTION OF CAPITAL STOCK

         The following summary description of the Company's capital stock is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended.

         The Company is authorized to issue 20,000,000 shares of Common Stock, par value $.01 per share. At April 20, 1998, there were 3,900,410 shares of Common Stock outstanding held by approximately 356 stockholders of record.

         The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All the outstanding shares of Common Stock are, and the Common Stock to be issued in this offering will be, validly issued, fully paid and nonassessable.

Delaware Law and Certain Charter and By-Law Provisions

         The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person becomes an interested stockholder, the business consummation is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

         The Company's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Further, the Company's Certificate of Incorporation contains provisions to indemnify the Company's directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

                                 TRANSFER AGENT

         The Company has appointed American Stock Transfer Co., New York, New York as transfer agent for the Common Stock.

                              PLAN OF DISTRIBUTION

         The Shares offered by this Prospectus may be sold from time to time by the Selling Security Holders or by transferees thereof. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Shares by the Selling Security Holders may be effected in one or more transactions that may take place on the American Stock Exchange, or otherwise, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Security Holder in connection with sales of the Shares.

         In order to comply with certain state securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in certain activities with respect to such Shares prior to the commencement of such distribution. In addition to, and without limiting, the foregoing, each of the Selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Security Holders or any such other person. All of the foregoing may affect the marketability of the Shares. The Company will bear all expenses of the offering, except that the Selling Security Holders will pay any applicable brokerage fees or commissions and transfer taxes.

                                 LEGAL MATTERS

         The validity of the Shares has been passed upon for the Company by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176.

                                    EXPERTS

         The consolidated financial statements of American Technical Ceramics Corp. and subsidiaries as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997, have been incorporated by reference in this Prospectus and elsewhere in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the June 30, 1997 consolidated financial statements contains an explanatory paragraph relating to the adoption in 1995 of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

===============================================================================

No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in or incorporated by reference into this Prospectus in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the dates as of which such information is furnished.

                                ---------------

                               TABLE OF CONTENTS

                                                                          Page

Available Information.......................................................2
Incorporation of Certain Documents by Reference.............................2
The Company.................................................................3
Risk Factors................................................................3
Use of Proceeds.............................................................5
Selling Security Holders....................................................6
Description of Capital Stock................................................6
Plan of Distribution........................................................7
Legal Matters...............................................................7
Experts.....................................................................7

===============================================================================

===============================================================================

                               -----------------

                                    AMERICAN
                                   TECHNICAL
                                 CERAMICS CORP.

                               -----------------


                               -----------------

                                  COMMON STOCK

                               -----------------


                               -----------------

                                   PROSPECTUS

                               -----------------



                                 APRIL 24, 1998

===============================================================================

                      ------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporated herein by reference and made a part of this Registration Statement are the following documents filed by the Company with the
Commission: (1) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; (2) the Company's Quarterly Report on Form 10-Q for each of the quarters ended September 30, 1997 and December 31, 1997; and (3) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission (which is, in turn, incorporated by reference to the description of the Common Stock contained in the Company's Registration Statement on Form S-18 (File No. 96925-NY)). All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock issuable upon the exercise of options granted pursuant to the Plan will be passed upon by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware General Corporation Law, Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care , subject to certain exceptions. The Company's Certificate of Incorporation includes the following language:

         "No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect to which such director shall be liable under
Section 174 of Title 8 of the Delaware Code or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall have acted, or failed to act, in a manner that is not in good faith, (iii) shall have acted, or failed to act, in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit."

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The By-Laws of the Company include the following provision:

         "Every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Corporation or of any other company, including another corporation, partnership, joint venture, trust or other enterprise in which such person serves or served as such at the request of the Corporation, shall be indemnified by the Corporation against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto, which is brought or threatened either by or in the right of the Corporation or such other person, governmental authority or instrumentality (herein called a "third-party action") and in which such person is made a party or is otherwise involved by reason of his being or having been such director, officer, employee or agent or by reason of any action or omission, or alleged action or omission, by such person in his capacity as such director, officer, employee or agent if either (a) such person is wholly successful, on the merits or otherwise, in defending such derivative or third-party action or (b) in the judgment of a court of competent jurisdiction or, in the absence of such determination, in the judgment of a majority of a quorum of the Board of Directors of the Corporation (which quorum shall not include any director who is a party to or is otherwise involved in such action) or, in their absence of such a disinterested quorum, in the opinion of independent legal counsel (i) in the case of a derivative action, such person acted without negligence or misconduct in the performance of his duty to the Corporation or such other company or (ii) in the case of a third-party action, such person acted in good faith in what he reasonably believed to be the best interests of the Corporation or such other company and, in addition, in any criminal action, had no reasonable cause to believe that his action was unlawful, provided that, in the case of a derivative action, such indemnification shall not be made in respect of any payment to the Corporation or such other company or any stockholder thereof in satisfaction of judgment or in settlement unless either
(x) a court of competent jurisdiction has approved such settlement, if any, and the reimbursement of such payment or (y) if the court in which such action has been instituted lacks jurisdiction to grant such approval or such action is settled before the institution of judicial proceedings, in the opinion of independent legal counsel the applicable standard of conduct specified hereinbefore has been met, such action was without substantial merit, such settlement was in the best interests of the Corporation or such other company and the reimbursement of such payment is permissible under applicable law. In case such person is successful, on the merits or otherwise, in defending part of such action or, in the judgment of such a court or such quorum of the Board of Directors or in the opinion of such counsel, has met the applicable standard of conduct specified in the preceding sentence with respect to part of such action, he shall be indemnified by the Corporation against judgments, settlements, payments, fines, penalties and other costs and expenses attributable to such part of such action."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS


        4.1   Amended Certificate of Incorporation.(1)
        4.2   By-Laws.(2)
        4.3   American Technical Ceramics Corp. 1997 Stock Option Plan.(*)
        5.1   Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP.(*)
       23.1 Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in Exhibit 5).(*)
       23.2   Consent of KPMG Peat Marwick LLP.(*)
       24.1   Power of Attorney (included on the signature page hereof).(*)


--------------
(1) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995.
(2) Incorporated by reference to Exhibit 3(b)(i) to the Company's Registration Statement on Form S-18 (No. 2-96925-NY).
(*)   Filed herewith.

--------------

ITEM 9.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Huntington Station, New York, on April 23, 1998.

                                            AMERICAN TECHNICAL CERAMICS CORP.

                                            By: /s/ Victor Insetta
                                               --------------------------------
                                                    Victor Insetta
                                                    President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor Insetta and Kathleen M. Kelly or any one of them, his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----


/s/ Victor Insetta           Chief Executive Officer, President  April 23, 1998
---------------------------  and Director (Principal Executive
    Victor Insetta           Officer)

/s/ Stuart P. Litt           Principal Financial Officer         April 23, 1998
---------------------------  Director
    Stuart P. Litt

/s/ Chester E. Spence        Director                            April 23, 1998
---------------------------
    Chester E. Spence

/s/ Rubin Blumkin            Director                            April 23, 1998
---------------------------
    Rubin Blumkin

/s/ O.Julian Garrard, III    Director                            April 23, 1998
---------------------------
    O. Julian Garrard, III

                                 Exhibit Index


        4.1       Amended Certificate of Incorporation.(1)

        4.2       By-Laws.(2)

        4.3       American Technical Ceramics Corp. 1997 Stock Option Plan.(*)

        5.1       Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP.(*)

       23.1 Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in Exhibit 5).(*)

       23.2       Consent of KPMG Peat Marwick LLP.(*)

       24.1       Power of Attorney (included on the signature page hereof).(*)


--------------------

(1) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995.

(2) Incorporated by reference to Exhibit 3(b)(i) to the Company's Registration Statement on Form S-18 (No. 2-96925-NY).

(*)   Filed herewith.

--------------------